United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 9, 2018
ISORAY, INC. (Exact name of registrant as specified in its charter)
Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 3.03     Material Modification to Rights of Security Holders.

On July 9, 2018, the Board of Directors of IsoRay, Inc. (the “Company”) resolved to amend the Share Rights Agreement (the “Amendment”), dated as of February 1, 2007, as amended, between the Company and Computershare Trust Company, N.A., as Rights Agent, in order to exempt any purchaser of common stock of the Company pursuant to those certain Securities Purchase Agreements dated July 9, 2018, between the Company and the respective purchasers named therein or any of such purchaser’s affiliates and associates from being considered an “Acquiring Person” (as defined in the Share Rights Agreement) unless and until the purchaser together with such purchaser’s affiliates and associates becomes the beneficial owner of more than 15% of the voting power of the voting capital stock of the Company then outstanding.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment. A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01     Other Events.

On July 11, 2018, the Company issued a press release announcing the closing of the sale of common stock of the Company to certain institutional investors, the text of which is attached hereto as Exhibit 99.1.

Item 9.01      Financial Statements and Exhibits.

(d)     Exhibits

4.1	Amendment, dated July 9, 2018, to the Share Rights Agreement, dated as of February 1, 2007, between IsoRay, Inc. and Computershare Trust Company, N.A., as Rights Agent.
99.1	Press release issued by IsoRay, Inc., dated July 11, 2018.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2018

IsoRay, Inc., a Minnesota corporation

By: /s/ Lori A. Woods

       Lori A. Woods, Interim CEO